Exhibit 99.2

Health Insurance Innovations, Inc. Appoints Marketing Expert Jeffrey Eisenberg to Board of Directors

TAMPA, Fla., Nov. 11, 2013 — Health Insurance Innovations, Inc. (NASDAQ:HIIQ) (“HII” or “Company”), a leading developer and administrator of affordable, cloud-based individual health insurance plans and ancillary products, today announced the appointment of marketing expert Jeffrey Eisenberg to its Board of Directors. Mr. Eisenberg is a managing partner at Eisenberg Holdings LLC, who has provided strategic marketing advice to several Fortune 500 companies as well as numerous others. Mr. Eisenberg’s appointment will increase the total number of HII’s Board members to five.

“Jeffrey Eisenberg is a recognized authority in crafting digital marketing plans, optimizing customer online experiences, improving online conversion rates and building websites that influence consumers to take action,” said Michael Kosloske, Chairman, President and Chief Executive Officer of HII. “He will provide valuable insight and perspective in streamlining our online marketing strategy to generate more leads, subscriptions and sales for our expanding platform of products and services.”

From October 2009 to present, Mr. Eisenberg has been a managing partner of Eisenberg Holdings LLC, a consulting firm that provides strategic marketing advice to several Fortune 500 companies and various venture-backed enterprises. From October 1998 through September 2009, Mr. Eisenberg was the CEO of Future Now Group, Inc. where he assisted companies in marketing and sales strategies designed to generate more engagements, leads, subscriptions and sales with the framework he co-invented, Persuasion Architecture®. Mr. Eisenberg also served as CEO of Persuasion Architecture, Inc. from 2003 through September 2009. Mr. Eisenberg is the co-authored of “Call to Action” and “Waiting For Your Cat to Bark?”, both best-selling books as reported by The Wall Street Journal, Business Week, USA Today and The New York Times. He has also written for publications including Forbes.com and ClickZ Network. He has presented at interactive marketing conferences including PubCon, Dreamforce, Search Engine Strategies and Ad Tech.

About Health Insurance Innovations, Inc.

Headquartered in Tampa, Florida, Health Insurance Innovations, Inc. creates customizable and affordable, high-quality health insurance products and supplemental services through partnerships with best-in-class carriers. We are an industry leader in the sale of 12-month short-term medical insurance plans, which provide an economical alternative to Individual Major Medical plans. HII pioneered and engineered its next-generation, cloud-based technology platform to provide licensed agents, brokers, and call centers with real-time health insurance solutions, allowing them to tailor plans to fit consumers’ budgets and needs.

Additional information about HII can be found at www.hiiquote.com. The reference to our website is not intended to incorporate our website into this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, the ability to maintain and enhance our name recognition and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HII’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by HII from time to time with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on the statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT:

Health Insurance Innovations, Inc.:

James Dietz

Chief Financial Officer

(877) 376 5831 ext.313

mhershberger@hiiquote.com

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

(212) 966 3650

susan@sanoonan.com

Media Contact:

Andreas Marathovouniotis

Russo Partners, LLC

(212) 845-4235

andreas.marathis@russopartnersllc.com